UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02. Termination of a Material Definitive Agreement.

Effective October 5, 2020, Verus International, Inc. (the “Company”) issued a Demand for Repayment and Notice of Rescission of Transaction (the “Demand and Rescission Letter”) to ZC Top Apparel Manufacturing, Inc. (“TAM”), as a result of TAM’s failure of contractual performance and breach of contract, due to TAM not registering the controlling interest of 51% in the name of the Company as required under the Binding Term Sheet dated April 3, 2020. Pursuant to the terms of the Demand and Rescission Letter, all obligations under the Binding Term Sheet are rescinded and a demand made for immediate return of the cash consideration of $100,000, paid by the Company, plus fees and costs to be determined, within ten (10) days from the date of the Demand and Rescission Letter.

The foregoing description of the Demand and Rescission Letter does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Demand and Rescission Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Demand for Repayment and Notice of Rescission of Transaction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: October 7, 2020	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

-3-